UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                   ITXC Corp.
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             (Exact name of registrant as specified in its charter)


    Delaware                                           22-35-31960
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)


600 College Road East, Princeton, New Jersey              08540
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(Address of principal executive offices)               (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

  Title of each class                         Name of each exchange on which
 to be so registered                          each class is to be registered

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          If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

          If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

         Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, par value $.001
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                                (Title of class)



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                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.

         The description of the Common Stock, par value $.001 per share (the "Common Stock"), of ITXC Corp. (the "Company") set forth under the caption "Description of Capital Stock" in the Company's Registration Statement on Form S-1, File No. 333-80411 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") is incorporated herein by reference. In addition, the description of the Common Stock set forth under the caption "Description of Capital Stock" in any amendment to the Registration Statement filed with the Commission by the Company or in any prospectus relating to the Registration Statement filed with the Commission by the Company pursuant to Rule 424(b) promulgated under the Securities Act of 1933 shall be deemed to be incorporated herein by reference.


Item 2.  Exhibits.

     3.1  Second Restated Certificate of Incorporation*

     3.3  By-laws, as amended*

     4.1 Third Amended and Restated Registration Rights Agreement, dated February 24, 1999*

     4.2  Form of certificate representing shares of common stock**

* Incorporated by reference to the identically numbered Exhibit to the Company's Registration Statement on Form S-1, File No. 333-80411.

** Incorporated by reference to the identically numbered Exhibit to Amendment No. 1 to the Company's Registration Statement on Form S-1, File No. 333-80411.

                                    SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                             Registrant:  ITXC CORP.
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                                             Date:  July 14, 1999
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                                             By:  /s/ Edward B. Jordan
                                                  ------------------------------
                                                  Edward B. Jordan
                                                  Executive Vice President and
                                                  Chief Financial Officer